                                                                   EXHIBIT 10.14


                              TERMINATION AGREEMENT

        THIS TERMINATION AGREEMENT (this "Agreement") is entered into as of the 6th day of October, 2000, among MOTOROLA, INC., a Delaware corporation ("Motorola"), TELEDESIC LLC, a Delaware limited liability company ("Teledesic"), TELEDESIC CORPORATION, a Delaware corporation ("Teledesic Corp."), TELEDESIC HOLDINGS LIMITED, a Bermuda entity ("Teledesic Holdings") and EAGLE RIVER INVESTMENTS LLC ("Eagle River").

                                    RECITALS

        A. Motorola and Teledesic are parties to that certain Amended and Restated Teledesic System Agreement, dated June 30, 1999 (as amended, modified and supplemented from time to time in accordance with the terms thereof, the "TSA"), providing for the sale, delivery and completion of the Teledesic System (this and other capitalized terms used herein and defined in the TSA will have the same meanings given such terms in the TSA).

        B. Under the terms of the TSA, Teledesic has the right to terminate the TSA for convenience, provided that such right is exercised no later than October 6, 2000. In light of the existing facts and circumstances, Motorola and Teledesic agree that it is in their mutual best interest to terminate the TSA and other agreements entered into between themselves, and in some cases, the other parties hereto, as specified and in accordance with the terms hereof.

                                    AGREEMENT

        In consideration of the mutual covenants and agreements contained herein and other valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

SECTION 1. TERMINATION OF TSA AND OTHER PROGRAM AGREEMENTS

        The parties hereby agree that from and after December 22, 2000 (the "Termination Date"), the following agreements are hereby released and terminated and, notwithstanding anything to the contrary set forth in the TSA or any other agreement, shall be of no force and effect and all obligations and liabilities of each party thereto are discharged, except to extent expressly set forth below:

        1.1 TSA

        All terms and conditions of the TSA shall be terminated, except to the extent otherwise expressly provided below, with the following effect:

             1.1.1 MOTOROLA ACTIONS

        Effective as of the Termination Date, Motorola shall cease performing the Work.



                                                                          PAGE 1
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             1.1.2 PAYMENTS

        Motorola will make the following payments to Teledesic at its account set forth in Section 10.5 of the TSA:

        (i)     Twenty Million Dollars ($20 million) on December 22, 2000; plus

        (ii) Fifty Million Dollars ($50 million) representing the Third Payment (as defined in the Combination Agreement) for the benefit of Teledesic Corporation of which Twenty-Five Million Dollars ($25 million) shall be due no later than three (3) business days after the consummation of the Teledesic/New ITGL Merger (as defined in the Governance Resolution Agreement) and the remaining Twenty-Five Million Dollars ($25 million) shall be due no later than thirty (30) calendar days after the due date for the first Twenty-Five Million payment; provided, however, that if the Teledesic/New ITGL Merger is not consummated by December 1, 2000 then the first Twenty-Five Million Dollar payment will be due on December 4, 2000 and the second Twenty-Five Million Dollar payment will be due on January 3, 2001.

        In addition, Motorola shall use all commercially reasonable efforts to submit the invoice and reasonable supporting detail contemplated by Section 3.5 of the Joint Development Agreement, and to pay any refund amount equal to the difference of (x) Fifty-Five Million Dollars ($55 million) less (y) unpaid "costs and expenses" owing to Motorola under Section 3.5 of the Joint Development Agreement, in each case, by consummation of the Teledesic/New ITGL Merger, but in any event Motorola shall provide such invoice documentation and any refund amount no later than December 1, 2000.

             1.1.3 TOTAL DISCHARGE

        Effective from and after the Termination Date, except to the extent set forth in Section 1.1.5 below, (i) all of Teledesic's liabilities are totally discharged, and (ii) upon Motorola's payments to Teledesic pursuant to Section
1.1.2 above, all of Motorola's liabilities are totally discharged, and thereafter no party in any event will be liable to the other for any additional amounts (including, without limitation, the Contract Price and the Variable Sums and any amounts for Teledesic-Procured Equipment or Cost Reimbursable Items) with respect to or in connection with any of the terminated agreements described herein or any of the transactions contemplated hereby or thereby or otherwise in connection with the Work.

             1.1.4 TRANSFER OF TITLE TO WORK

        Any licenses provided for in Article 11.5(e) (including those licenses in Article 19 not otherwise terminated in Article 11.5(e)) of the TSA shall continue in full force and effect under the terms set forth therein. Motorola agrees that all licenses provided for in Article 11.5(e) (including those licenses in Article 19 not otherwise terminated in Article 11.5(e)) of the TSA may be assigned to any Affiliate of Teledesic. If the Teledesic/ITGL Merger



                                                                          PAGE 2
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Agreement (as defined in the Governance Resolution Agreement) shall be terminated for any reason or if the Teledesic/New ITGL Merger shall not have taken place by June 30, 2001, then the assignment rights in the foregoing sentence shall be terminated and the license grants will continue in full force and effect under their original terms.

             1.1.5 SURVIVAL

        Notwithstanding Article 31.9 (Survival) of the TSA, only the following Articles will, except to the extent expressly limited by their terms or modified by the terms herein, survive such termination of the TSA to the extent necessary to ensure the enforcement of the obligations thereunder: Articles 1 (Definitions), 11.5(e), 17.2 (Authorization), 18.2 (Authorization), 20 (Intellectual Property Indemnification), 21 (Proprietary Information), 22 (Indemnification), 24 (Limitations of Liability), 25 (Order of Precedence), 26 (Dispute Resolution), 28 (Relationship of Teledesic and Motorola), 30 (Public Release of Information) and 31 (Miscellaneous), but excluding 31.9 (Survival). No other provisions of the TSA will survive the termination thereof.

             1.1.6 SIDE LETTERS TO TSA

        The Side Letter to Amended and Restated Teledesic System Agreement, dated June 30, 1999 (the "TSA Side Letter"), regarding the Status of Side Letters to the Teledesic System Agreement remains in full force and effect to the extent that such TSA Side Letter terminated or provided for the supersession of the January 22 Side Letters and the June 30 Side Letters as provided therein. Each of the following remaining January 22 Side Letters and June 30 Side Letters referred to in such TSA Side Letter is terminated in its entirety on the Termination Date and no provision thereof shall survive and all parties thereto shall be discharged of any and all obligations thereunder:

             (i) Technical Review and Price Adjustment side letter dated as of June 30, 1999;

             (ii) Program Status and Management Agreement side letter dated as of June 30, 1999;

             (iii) Fixed Asset and Asset Tracking Language side letter dated as of January 22, 1999;

             (iv) Cost Disclosure under TSA for Initial Contract Price, Changes, and Excusable Delays side letter dated as of January 22, 1999;

             (v) Specifications Reference Documents side letter dated as of January 22, 1999;

             (vi) R&D Tax Credits side letter dated as of January 22, 1999; provided that Motorola hereby acknowledges that Teledesic shall have the right to claim the



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        R&D Credits, and that Motorola shall not take any position with the
        Internal Revenue Service or otherwise which is contrary to Teledesic's claims to such R&D Credits and Motorola shall assist Teledesic in making its claims by providing accounting statements and other supporting documentation that may be requested by Teledesic;

             (vii) Motorola Lock-up side letter dated as of June 30, 1999; and

             (viii) Teledesic Financing Side Letter dated as of June 30, 1999.

        The Amendment to the Combination Agreement dated July 15, 1998 shall be treated in accordance with the terms of Section 2.1 hereof.

        1.2 ESCROW AGREEMENT

        The Escrow Agreement is terminated in its entirety on the Termination Date and the parties thereto shall execute and deliver the Joint Notice of Termination in the form of Exhibit A hereto (the "Joint Notice of Termination") to the Escrow Agent concurrently herewith. No provisions of the Escrow Agreement shall survive.

        1.3 INVESTMENT MANAGEMENT AGREEMENT

        The Investment Management Agreement is terminated in its entirety on the Termination Date and the parties thereto shall execute and deliver the Joint Notice of Termination in the form of Exhibit A hereto to the Investment Manager. No provisions of the Investment Management Agreement shall survive.

        1.4 O&M AGREEMENT

        The O&M Agreement (including, for the avoidance of doubt, any agreements set forth in the draft Definitive Operations and Maintenance Agreement) is terminated in its entirety on the Termination Date, and no provisions thereof shall survive. Without limiting the generality of the foregoing, the parties hereby acknowledge that the term of the O&M Agreement had not commenced and that
(i) all of Teledesic's liabilities are totally discharged, and, (ii) all of Motorola's liabilities are totally discharged under the O&M Agreement, and thereafter no party in any event will be liable to the other for any additional amounts (including, without limitation, any quarterly payments, termination costs, subcontractor termination costs and anticipated profits) with respect to or in connection with any of the terminated agreements described herein or any of the transactions contemplated thereby.

        1.5 USER EQUIPMENT SUPPLY AGREEMENT

        The Acknowledgement of Status of User Equipment Supply Agreement Negotiations, dated June 30, 1999, between the parties thereto (including, for the avoidance of doubt, any agreements set forth in the draft User Equipment Supply Agreement, Version 1.3c, dated May 5, 1999) is terminated in its entirety on the Termination Date, and no provisions thereof shall survive.



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        1.6 PERFORMANCE OPTION AGREEMENT

        The Performance Option Agreement, dated June 30, 1999, between Teledesic Corporation and Motorola is terminated in its entirety on the Termination Date, and no provisions thereof shall survive.

SECTION 2. EFFECT ON COMBINATION AGREEMENT AND OTHER JOINT VENTURE AGREEMENTS

        From and after the date hereof, the following agreements shall have the status and be treated by the parties thereto as expressly set forth below, notwithstanding anything to the contrary set forth in the TSA, the Combination Agreement or any other agreement:

        2.1 COMBINATION AGREEMENT

        All terms and conditions of the Combination Agreement (including as amended by the Amendment to the Combination Agreement dated July 15, 1998) shall remain in full force and effect, except as expressly set forth below (and all capitalized terms used in this Section 2.1 which are not defined herein or in the TSA shall have the meanings ascribed thereto in the Combination Agreement):

             2.1.1 CONTRIBUTION OF CELESTRI ASSETS

        The provisions set forth in Sections 1.4, 1.5 and 8.3 of the Combination Agreement relating to Celestri Assets, Celestri License and Celestri Options shall be modified and amended as follows:

             (i) With respect to the Celestri Assets that have been used, but not exclusively, by ASD, Motorola agrees the licenses to the Celestri Assets that are provided for in Section 1.4.1 may be assigned to any Affiliate of Teledesic; provided that nothing herein shall limit or terminate the rights of Teledesic and the obligations of Motorola in respect of the Celestri Assets that have been used exclusively by Motorola's ASD in the Celestri Activities or in respect of the Celestri Licenses as set forth in Section 1.4.2. If the Teledesic Merger Agreement shall be terminated for any reason or if the Teledesic/New ITGL Merger shall not have taken place by June 30, 2001, then the assignment rights provided for in the previous sentence will also terminate and the license grants will continue in full force and effect under their original terms;

             (ii) Teledesic hereby terminates the right to use the marks and names provided for in Section 1.4.1(d) and the nonexclusive royalty-free right granted to Motorola to use the Celestri Assets in furtherance of the System as provided in Section 1.4.1;



                                                                          PAGE 5
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             (iii) With respect to the Celestri Options set forth in Section
        1.5, the assignment of the Millenium License, the Celestri LEO Application (or any authorization granted as a result of that application), the Celestri GEO Application (or any authorization granted as a result of that application), and the M-Star Application (or any authorization granted as a result of that application) to Teledesic or any Subsidiary of Teledesic shall occur, subject to FCC approval, the earlier of five (5) business days after the date of the FCC order transferring control of the Teledesic License, the consummation date of the Teledesic/New ITGL Merger, or December 1, 2000. Notwithstanding the provisions of the Combination Agreement, no amounts will be payable by Teledesic in connection with the foregoing assignment;

             (iv) In the event that Motorola is required to respond to any request from the FCC or any other governmental agency regarding the Celestri Options, Motorola agrees to notify and consult with Teledesic about the appropriate course of action. After such consultation, Teledesic will either take immediate assignment of the Celestri Options or allow Motorola to respond to the request. If Motorola is allowed to respond, Teledesic agrees that Motorola will have no liability to Teledesic for any response it may make and its resulting impact on the Celestri Options. In the event that Motorola becomes aware of any filings made by other parties that relate to the Celestri Options, Motorola agrees to notify Teledesic of such filings and to not respond to the filings if so directed by Teledesic. Teledesic agrees that with respect to the Celestri Options, Motorola has no obligation to take any affirmative actions or respond to any filings made by other parties.

             (v) With respect to any Celestri License Action, Motorola's obligations set forth in Section 1.5(e) and Teledesic's obligations set forth in Section 1.5(f) are hereby terminated; and

             (vi) Except as expressly set forth above, all the provisions set forth in Sections 1.4, 1.5 and 8.3 (provided that Teledesic's obligations under Section 8.3 are hereby terminated) of the Combination Agreement shall remain in full force and effect.

             2.1.2 THIRD PAYMENT

        Motorola shall pay the remaining $50 million balance of the Third Payment in accordance with Section 1.1.2 hereof.

        2.2 AMENDED AND RESTATED EXCLUSIVITY AGREEMENT

        The parties hereby acknowledge and affirm that the Amended and Restated Exclusivity Agreement has been terminated in its entirety as of January 20, 2000; and notwithstanding anything to the contrary set forth therein or in the TSA or any other agreement, no provisions thereof shall survive and each party thereto shall be discharged of all of its obligations thereunder.



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        2.3 JOINT DEVELOPMENT AGREEMENT

        The Joint Development Agreement is terminated in its entirety on the Termination Date, notwithstanding anything to the contrary set forth in the TSA, the Combination Agreement, the Joint Development Agreement or any other agreement, except that the provisions as expressly set forth and, in some cases, modified below shall survive (and all capitalized terms used in this Section 2.3 which are not defined herein or in the TSA shall have the meanings ascribed thereto in the Joint Development Agreement):

             2.3.1 OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS AND LICENSES

        All licenses provided for in Section 1.5 of the Joint Development Agreement, as well as the rights to any documents or other tangible materials as set forth in Section 1.5(e), will continue in full force and effect under the terms set forth therein. The parties agree that the grant provided in Section 1.5(f) will be at Teledesic's continuing option (notwithstanding the previous execution of any of the Program Agreements) and, upon such exercise, will be subject to a commercially reasonable royalty as provided in such Section. Motorola further agrees that the licenses, as well as the rights to any documents or other tangible materials, that are granted to Teledesic in Section
1.5 may be assigned to any Affiliate of Teledesic. If the Teledesic Merger Agreement shall be terminated for any reason or if the Teledesic/New ITGL Merger shall not have taken place by June 30, 2001, then the assignment rights in the foregoing sentence shall be terminated and the license grants will continue in full force and effect under their original terms.

             2.3.2 DISCHARGE OF OBLIGATIONS

        All of the respective rights and obligations of Motorola and Teledesic in respect of Joint Work are terminated and discharged on the Termination Date, and thereafter no party will be liable to the other for any amounts with respect to or in connection with any of the terminated agreements described therein or any of the transactions contemplated thereby or otherwise in connection with the Joint Work; provided, however that (i) the obligations of Motorola to submit invoices for "costs" and "expenses" and to reimburse Teledesic to the extent unpaid costs and expenses are less than $55 Million and (ii) the provisions set forth in clause 2.3.3 below shall survive.

             2.3.3 SURVIVAL

        Notwithstanding anything to the contrary set forth in the Joint Development Agreement, including the survival provisions set forth in Section
5.5 thereof, only the following Sections will, except to the extent expressly limited by their terms or expressly modified by the terms hereof, survive such termination of the Joint Development Agreement to the extent necessary to ensure the enforcement of the obligations thereunder: Sections 1.1 (Inventions, Patents and Design Assignments), 1.2 (Ownership of Intellectual Property), 1.5 (Architecture License), 1.6 (disclaimer of warranty), 3.2 (reimbursement for "costs and expenses"), 3.5 ($85 million cap on "costs and expenses"), 4 (Definitions), 5.1 (no



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interference with Teledesic suppliers), 5.2 (NDA), 5.3 (no export in violation of law), 5.6 (limitation of liability), 5.7 (dispute resolution), 5.8 (publicity), 5.9 (no precedent), 5.10 (assignment) (provided that Teledesic may assign any of its rights to any of its Affiliates), 5.11 (governing law), 5.14 (notices), and 5.15 (severability).

        2.4 NON-DISCLOSURE AGREEMENTS

        The Non-Disclosure Agreements referred to in Schedule 1 hereto are hereby terminated in their entirety, and no provisions thereof shall survive (except for such confidentiality obligations as expressly provided therein to survive, as such obligations may have been modified herein).

        2.5 TRADEMARK AGREEMENT

        All terms and conditions of the Trademark Agreement (as defined in the Combination Agreement) shall remain in full force and effect, except Paragraph 4 is terminated in its entirety.

        2.6 MEMORANDUM OF AGREEMENT

        The parties hereto acknowledge and agree that Memorandum of Agreement has expired by its terms, and to the extent of any provisions surviving the expiration thereof, such provisions are hereby terminated in their entireties, such that no provisions of the Memorandum of Agreement shall survive. The parties hereto further acknowledge and agree that, without limiting the provisions expressly set forth in this Agreement, all of the respective rights and obligations of the parties under the Memorandum of Agreement are hereby terminated and discharged, and hereafter no party will be liable to the other for any amounts with respect to or in connection with the terminated agreements set forth therein or the transactions contemplated thereby.

SECTION 3. MISCELLANEOUS

        3.1 FURTHER ASSURANCES

        Each party hereto agrees that to the extent consents or acknowledgments or any other actions are required in respect of the terminations, waivers, amendments, and modifications set forth herein or to effect any of the transactions contemplated hereby, each party shall cooperate to obtain such consents or acknowledgements and shall take such other necessary actions.

        3.2 ASSIGNMENT

        Any Affiliate of Teledesic may (without the prior consent of Motorola) assign any licenses granted to it pursuant to this Agreement to a successor company or corporation as part of a corporate merger, recapitalization, reorganization, or transfer of assets, if such merger, recapitalization, reorganization, or transfer of assets has the effect of transferring all



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or substantially all of the assets related to the Teledesic System, provided that the terms of Article 31.2(c) of the TSA shall continue to apply to such assignment.

        3.3 ENTIRE AGREEMENT

        This Agreement contains the entire agreement among the parties regarding the subject matter hereof and supersedes all communications, negotiations, and other agreements, either written or oral, relating thereto made prior to the date hereof.

        3.4 AMENDMENTS

        This Agreement may not be modified except by a written instrument signed by all of the parties.

        3.5 APPLICABLE LAW

        This Agreement and performance under it will be governed by, construed, and enforced in accordance with the laws of the State of New York, United States of America, as if entered into in such State by citizens thereof to be performed wholly within such State, and without regard to its conflict of laws provisions.

        3.6 HEADINGS

        The article headings are for convenience of reference only and will not be considered in interpreting the text of this Agreement.

        3.7 COUNTERPARTS

        This Agreement may be executed in counterparts, which taken together constitute one single contract among the parties.

        3.8 CONFIDENTIALITY

        This Agreement, and its execution, existence, terms and performance, shall be kept confidential by the parties hereto and shall not be disclosed by any party without the prior written consent of the others, and any public announcement regarding this Agreement will be subject to the written agreement of each of the parties.

             [The remainder of this page intentionally left blank.]



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        IN WITNESS WHEREOF this Agreement has been issued in counterparts and has been executed on behalf of each of the parties by persons authorized in that behalf at Schaumburg, Illinois and Seattle, Washington.

                                       MOTOROLA, INC.

                                       By:  /s/ Linda Valentine
                                          ------------------------------------

                                       Title: Sr. Vice President & Assistant
                                       General Counsel

                                       TELEDESIC LLC,
                                       BY TELEDESIC CORPORATION,
                                       MANAGING MEMBER

                                       By:  /s/ Dennis James
                                          ------------------------------------

                                       Title: President


                                       TELEDESIC CORPORATION


                                       By:  Dennis James
                                          ------------------------------------

                                       Title: President


                                       TELEDESIC HOLDINGS LIMITED


                                       By:  Dennis James
                                          ------------------------------------

                                       Title: Chief Legal Officer


                                       EAGLE RIVER INVESTMENTS LLC


                                       By:  /s/ Dennis M. Weibling
                                          ------------------------------------

                                       Title:
                                             ---------------------------------


                                                                  SIGNATURE PAGE

                                                           Schedule 1 to
                                                           Termination Agreement

                            NON-DISCLOSURE AGREEMENTS

             (i) Non-Disclosure Agreement among Teledesic Corporation, Eagle River Investments LLC and Motorola Inc., effective May 21, 1998;

             (ii) Highly Sensitive Information Non-Disclosure Agreement between Motorola Inc., Teledesic LLC, Teledesic Corporation, and Eagle River Investments LLC, effective October 30, 1998 (as amended);

             (iii) Highly Sensitive Information Non-Disclosure Agreement between Motorola Inc., Teledesic LLC, Teledesic Corporation, and Eagle River Investments LLC, effective January 11, 1999 (as amended);

             (iv) Agreements to Maintain Confidentiality between Motorola Inc. and each of the following: Michael Doyle, Farzad Ghazvinian, Bill Hoglund, Steven W. Hooper, Dennis James, Craig McCaw, John J. Nokleberg, Iradj Shahriary, and Dennis W. Weibling; and

             (v) Agreements to Maintain Confidentiality between Teledesic LLC and each of the following: Richard D. Severns, John R. Owings, Robert W. Bigony, Carl F. Koenemann, Steve Earhart, Bary Bertiger, Robert Marcotte, and Joe Zimmel.



                                                                          PAGE 1
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                                                           Exhibit A to
                                                           Termination Agreement

                       FORM OF JOINT NOTICE OF TERMINATION

TO: Bankers Trust Company of California, N.A. ("Escrow Agent") Cascade Investment L.L.C. ("Investment Manager")

FROM:        Teledesic LLC ("Teledesic")
             Motorola, Inc. ("Motorola")

DATE:        October 6, 2000

RE:          Termination of Escrow Agreement and Investment Management Agreement

        Reference is made to (i) that certain Escrow Agreement, dated as of June 30, 1999 (the "Escrow Agreement"), among Motorola, Teledesic and Escrow Agent and (ii) that certain Investment Management Agreement, dated as of June 30, 1999 (the "Investment Management Agreement"), between Motorola and Teledesic and Investment Manager.

        Each of Teledesic and Motorola hereby confirms and consents to the termination of the Escrow Agreement and Investment Management Agreement, in accordance with the respective terms thereof. Effective as of the date hereof, the Escrow Agreement and the Investment Management Agreement shall have no further force and effect.

        This Joint Notice of Termination may be executed on separate counterparts, each of which will be deemed an original, which counterparts may be delivered to the other parties by facsimile transmission, and all of which taken together will constitute one and the same agreement.


TELEDESIC LLC

By:  TELEDESIC CORPORATION,            MOTOROLA, INC.
     its managing member


By:                                    By:
   ------------------------------         ----------------------------------
   Name:                                  Name:
        -------------------------              -----------------------------
   Title:                                 Title:
         ------------------------               ----------------------------

ACKNOWLEDGED AND CONSENTED
to this _____ day of_______, 2000

BANKERS TRUST COMPANY OF
CALIFORNIA, N.A., as Escrow Agent

By:
   ------------------------------
   Name:
        -------------------------
   Title:
         ------------------------



ACKNOWLEDGED AND CONSENTED
to this _____ day of ______, 2000

CASCADE INVESTMENT L.L.C.,
as Investment Manager



By:
   ------------------------------
   Name:
        -------------------------
   Title:
         ------------------------



                                                                          PAGE 2